Exhibit 99



EARNINGS PRESS RELEASE | November 8, 2024

PARAMOUNT REPORTS Q3 2024 EARNINGS RESULTS

- **Meaningful Progress Advancing Strategic Goals**
  - **Significant Improvement in Direct-To-Consumer: Adjusted OIBDA Improved $287 Million Year-Over-Year to $49 Million**
  - **Continued Momentum at Paramount+: Revenue Growth of 25% Year-Over-Year and 3.5 Million Subscriber Additions in the Quarter**
  - **Streamlined Organization: Advancing $500 Million in Annual Run Rate Cost Savings**
- **Skydance Transactions Expected to Close in First Half of 2025**

STATEMENT FROM GEORGE CHEEKS, CHRIS McCARTHY & BRIAN ROBBINS, CO-CEOs

"Our hit content drove strong performance in Q3 where Paramount+ added 3.5 million new subscribers, solidifying our position as the #4 global SVOD service. Our DTC segment successfully delivered profitability for the second quarter in a row, improving by more than $1 billion over the past four quarters, and, across the company, we continue to successfully execute non-content cost reductions that will result in $500 million in annual run rate savings. With two very strong quarters under our belt, it's evident that we have clear momentum and that our plan is working thanks to our very talented teams and creative partners."

$ IN MILLIONS, EXCEPT PER SHARE AMOUNTS	Three Months Ended September 30			Nine Months Ended September 30		
GAAP	2024	2023	B/(W)%	2024	2023	B/(W)%
Revenue	$ 6,731	$ 7,133	(6)%	$ 21,229	$ 22,014	(4)%
• TV Media	4,298	4,567	(6)%	13,800	14,917	(7)%
• Direct-to-Consumer	1,860	1,692	10 %	5,619	4,867	15 %
• Filmed Entertainment	590	891	(34)%	1,874	2,310	(19)%
• Eliminations	(17)	(17)	— %	(64)	(80)	20 %
Operating income (loss) [(a)]	$ 337	$ 621	(46)%	$ (5,398)	$ (855)	n/m
Diluted EPS from continuing operations attributable to Paramount [(a)]	$ (.01)	$ .36	n/m	$ (9.04)	$ (2.04)	n/m
Non-GAAP [(b)]						
Adjusted OIBDA	$ 858	$ 716	20 %	$ 2,712	$ 1,870	45 %
Adjusted diluted EPS from continuing operations attributable to Paramount	$ .49	$ .30	63 %	$ 1.65	$ .48	n/m

(a) During the second quarter of 2024, we recorded a goodwill impairment charge for our Cable Networks reporting unit of $5.98 billion.
(b) Non-GAAP measures are detailed in the Supplemental Disclosures at the end of this release.
*Simon & Schuster, which was sold in October 2023, has been presented as a discontinued operation in the company's consolidated financial statements.
B/(W) – Better/(Worse); n/m - not meaningful

Q3 2024 EARNINGS – SEGMENTS
Paramount

DIRECT-TO-CONSUMER

OVERVIEW

DTC profitability improved significantly year-over-year. Sports, including the return of the NFL and UEFA, originals like *Tulsa King*, which saw the biggest global debut in platform history for season 2, and *Mayor of Kingstown*, as well as post-theatrical releases, such as *A Quiet Place: Day One* and *IF*, all drove acquisition in the quarter. Pluto TV continues to benefit from strong engagement resulting in increased monetization.

Q3 FINANCIALS

- DTC revenue increased 10% year-over-year.
  - DTC subscription revenue grew 7%, driven by year-over-year subscriber growth and pricing increases for Paramount+.
  - DTC advertising revenue rose 18%, reflecting growth from Paramount+ and Pluto TV.
  - Paramount+ revenue grew 25%, driven by year-over-year subscriber growth and ARPU expansion.
    - Paramount+ subscribers increased 3.5 million in the quarter to 72 million.
    - Paramount+ global ARPU expanded 11% year-over-year.
- DTC adjusted OIBDA increased $287 million year-over-year to $49 million, reflecting revenue growth and cost efficiencies.

$ IN MILLIONS	Three Months Ended September 30			
	2024	2023	$ B/(W)	%
Revenue	$ 1,860	$ 1,692	$ 168	10 %
• Advertising	507	430	77	18
• Subscription	1,343	1,258	85	7
• Licensing	10	4	6	150
Expenses	1,811	1,930	119	6
Adjusted OIBDA	$ 49	$ (238)	$ 287	n/m

n/m - not meaningful

$ IN MILLIONS	Nine Months Ended September 30			
	2024	2023	$ B/(W)	%
Revenue	$ 5,619	$ 4,867	$ 752	15 %
• Advertising	1,540	1,269	271	21
• Subscription	4,069	3,594	475	13
• Licensing	10	4	6	150
Expenses	5,830	6,040	210	3
Adjusted OIBDA	$ (211)	$ (1,173)	$ 962	82 %


Lioness
Tulsa King
Landman
Mayor of Kingstown

DTC SEGMENT

TOTAL REVENUE ↑10% YOY

AD REVENUE ↑18% YOY

Paramount+

REVENUE ↑25% YOY

NET ADDS ↑3.5M QOQ

*We calculate average revenue per subscriber ("ARPU") as total Paramount+ revenues during the applicable period divided by the average of Paramount+ subscribers at the beginning and end of the period, further divided by the number of months in the period.

2

Q3 2024 EARNINGS – SEGMENTS

Paramount

TV MEDIA

OVERVIEW

TV Media benefited from a powerful combination of sports, news and entertainment. CBS live news channels saw strong growth in minutes viewed year-over-year, *The Daily Show* continued to grow across streaming, linear and social platforms, MTV's *Video Music Awards* had its biggest audience in four years, and *The Challenge* delivered its highest share in franchise history.


The Daily Show
MTV Video Music Awards
Yellowstone
The Challenge

Q3 FINANCIALS

- TV Media revenue decreased 6% to $4.3 billion, primarily driven by lower affiliate revenue and fluctuations in licensing revenue.
  - TV Media advertising revenue decreased 2%, reflecting declines in the linear advertising market, partially offset by higher political advertising, and the recognition of revenue underreported by an international sales partner in prior periods.
  - TV Media affiliate and subscription revenue decreased 7%, driven by subscriber declines and a 2-percentage point decrease from the absence of pay-per-view boxing events, partially offset by price increases.
  - TV Media licensing and other revenue decreased 12%, reflecting a lower volume of licensing in the secondary market.
- TV Media adjusted OIBDA decreased 19% to $936 million.

$ IN MILLIONS	Three Months Ended September 30		$ B/(W)	%
	2024	2023		
Revenue	$ 4,298	$ 4,567	$ (269)	(6)%
• Advertising	1,666	1,703	(37)	(2)
• Affiliate and subscription	1,872	2,004	(132)	(7)
• Licensing and other	760	860	(100)	(12)
Expenses	3,362	3,418	56	2
Adjusted OIBDA	$ 936	$ 1,149	$ (213)	(19)%

$ IN MILLIONS	Nine Months Ended September 30		$ B/(W)	%
	2024	2023		
Revenue	$ 13,800	$ 14,917	$ (1,117)	(7)%
• Advertising	5,981	5,905	76	1
• Affiliate and subscription	5,778	6,082	(304)	(5)
• Licensing and other	2,041	2,930	(889)	(30)
Expenses	10,401	11,268	867	8
Adjusted OIBDA	$ 3,399	$ 3,649	$ (250)	(7)%

3

Q3 2024 EARNINGS – SEGMENTS

FILMED ENTERTAINMENT

OVERVIEW

Paramount Pictures' diverse film slate continued to deliver with the success of *A Quiet Place: Day One*, which set a franchise record for the biggest opening at the global box office and has grossed $261 million worldwide to date. *Transformers One* has grossed $127 million at the global box office to date.

Q3 FINANCIALS

- Filmed Entertainment revenue decreased 34% to $590 million.
  - Theatrical revenue decreased 71%, reflecting the number and timing of releases in the quarter compared to the prior year.
  - Licensing and other revenue decreased 6%, as lower revenue from home entertainment and the licensing of film library titles were partially offset by higher studio facility revenue compared to last year, which was impacted by the labor strikes.
- Filmed Entertainment adjusted OIBDA increased $52 million versus the prior year period, which was impacted by the labor strikes.


STAY QUIET
STAY ALIVE
A QUIET PLACE
DAY ONE

$261M AT GLOBAL BOX OFFICE TO DATE



$127M AT GLOBAL BOX OFFICE TO DATE

$ IN MILLIONS

	Three Months Ended September 30			
	2024	2023	$ B/(W)	%
Revenue	$ 590	$ 891	$ (301)	(34)%
• Advertising	2	5	(3)	(60)
• Theatrical	108	377	(269)	(71)
• Licensing and other	480	509	(29)	(6)
Expenses	587	940	353	38
Adjusted OIBDA	$ 3	$ (49)	$ 52	n/m

n/m - not meaningful

$ IN MILLIONS

	Nine Months Ended September 30			
	2024	2023	$ B/(W)	%
Revenue	$ 1,874	$ 2,310	$ (436)	(19)%
• Advertising	10	21	(11)	(52)
• Theatrical	399	735	(336)	(46)
• Licensing and other	1,465	1,554	(89)	(6)
Expenses	1,928	2,453	525	21
Adjusted OIBDA	$ (54)	$ (143)	$ 89	62 %

4

Q3 2024 EARNINGS – SKYDANCE TRANSACTIONS SKYDANCE TRANSACTIONS Completion of the Skydance transactions is subject to regulatory approvals and customary closing conditions. The transactions are anticipated to close in the first half of 2025. Until then, Paramount continues to operate in the normal course of business. 5

ABOUT PARAMOUNT Paramount (NASDAQ: PARA; PARAA) is a leading global media, streaming and entertainment company that creates premium content and experiences for audiences worldwide. Driven by iconic consumer brands, its portfolio includes CBS, Paramount Pictures, Nickelodeon, MTV, Comedy Central, BET, Paramount+ and Pluto TV. The company holds one of the industry’s most extensive libraries of TV and film titles. In addition to offering innovative streaming services and digital video products, Paramount provides powerful capabilities in production, distribution and advertising solutions. For more information about Paramount, please visit www.paramount.com and follow @ParamountCo on social platforms. PARA-IR CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS This communication contains both historical and forward-looking statements, including statements related to our future results, performance and achievements. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements reflect our current expectations concerning future results and events; generally can be identified by the use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “may,” “could,” “estimate” or other similar words or phrases; and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause our actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: risks related to our streaming business; the adverse impact on our advertising revenues as a result of advertising market conditions, changes in consumer viewership and deficiencies in audience measurement; risks related to operating in highly competitive and dynamic industries, including cost increases; the unpredictable nature of consumer behavior, as well as evolving technologies and distribution models; risks related to our ongoing changes in business strategy, including investments in new businesses, products, services, technologies and other strategic activities; the potential for loss of carriage or other reduction in or the impact of negotiations for the distribution of our content; damage to our reputation or brands; losses due to asset impairment charges for goodwill, intangible assets, FCC licenses and content; liabilities related to discontinued operations and former businesses; risks related to environmental, social and governance (ESG) matters; evolving business continuity, cybersecurity, privacy and data protection and similar risks; content infringement; domestic and global political, economic and regulatory factors affecting our businesses generally; disruptions to our operations as a result of labor disputes; the inability to hire or retain key employees or secure creative talent; volatility in the prices of the Companyʼs common stock; potential conflicts of interest arising from our ownership structure with a controlling stockholder; business uncertainties, including the effect of the Skydance transactions on the Companyʼs employees, commercial partners, clients and customers, and contractual restrictions while the Skydance transactions are pending; prevention, delay or reduction of the anticipated benefits of the Skydance transactions as a result of the conditions to closing the Skydance transactions; the Transaction Agreementʼs limitation on our ability to pursue alternatives to the Skydance transactions; risks related to a failure to complete the Skydance transactions, including payment of a termination fee and negative reactions from the financial markets and from our employees, commercial partners, clients and customers; risks related to change in control or other provisions in certain agreements that may be triggered by the Skydance transactions; litigation relating to the Skydance transactions potentially preventing or delaying the closing of the Skydance transactions and/or resulting in payment of damages; challenges realizing synergies and other anticipated benefits expected from the Skydance transactions, including integrating the Companyʼs and Skydanceʼs businesses successfully; potential unforeseen direct and indirect costs as a result of the Skydance transactions; any negative effects of the announcement, pendency or consummation of the Skydance transactions on the market price of the Companyʼs common stock and New Paramount Class B Common Stock; and other factors described in our news releases and filings with the Securities and Exchange Commission, including but not limited to our most recent Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. There may be additional risks, uncertainties and factors that we do not currently view as material or that are not necessarily known. The forward-looking statements included in this communication are made only as of the date of this report, and we do not undertake any obligation to publicly update 6 any forward-looking statements to reflect subsequent events or circumstances.

Q3 2024 EARNINGS – FINANCIAL STATEMENTS Paramount

PARAMOUNT GLOBAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three Months Ended September 30		Nine Months Ended September 30	
	2024	2023	2024	2023
Revenues	$ 6,731	$ 7,133	$ 21,229	$ 22,014
Costs and expenses:				
Operating	4,342	4,681	13,745	14,872
Programming charges	—	—	1,118	2,371
Selling, general and administrative	1,531	1,736	4,772	5,272
Depreciation and amortization	96	105	297	310
Impairment charges	104	—	6,100	—
Restructuring and transaction-related costs	321	(10)	595	44
Total costs and expenses	6,394	6,512	26,627	22,869
Operating income (loss)	337	621	(5,398)	(855)
Interest expense	(209)	(232)	(645)	(698)
Interest income	31	29	111	97
Gain (loss) from investments	—	—	(4)	168
Other items, net	(39)	(42)	(126)	(148)
Earnings (loss) from continuing operations before income taxes and equity in loss of investee companies	120	376	(6,062)	(1,436)
(Provision for) benefit from income taxes	(45)	(40)	342	436
Equity in loss of investee companies, net of tax	(59)	(75)	(221)	(259)
Net earnings (loss) from continuing operations	16	261	(5,941)	(1,259)
Net earnings from discontinued operations, net of tax	5	48	14	166
Net earnings (loss) (Paramount and noncontrolling interests)	21	309	(5,927)	(1,093)
Net earnings attributable to noncontrolling interests	(20)	(14)	(39)	(29)
Net earnings (loss) attributable to Paramount	$ 1	$ 295	$ (5,966)	$ (1,122)
Amounts attributable to Paramount:				
Net earnings (loss) from continuing operations	$ (4)	$ 247	$ (5,980)	$ (1,288)
Net earnings from discontinued operations, net of tax	5	48	14	166
Net earnings (loss) attributable to Paramount	$ 1	$ 295	$ (5,966)	$ (1,122)
Basic net earnings (loss) per common share attributable to Paramount:				
Net earnings (loss) from continuing operations	$ (.01)	$ .36	$ (9.04)	$ (2.04)
Net earnings from discontinued operations	$ .01	$ .07	$ .02	$ .25
Net earnings (loss)	$ —	$ .43	$ (9.02)	$ (1.79)
Diluted net earnings (loss) per common share attributable to Paramount: [(a)]				
Net earnings (loss) from continuing operations	$ (.01)	$ .36	$ (9.04)	$ (2.04)
Net earnings from discontinued operations	$ .01	$ .07	$ .02	$ .25
Net earnings (loss)	$ —	$ .43	$ (9.02)	$ (1.79)
Weighted average number of common shares outstanding:				
Basic	667	652	663	651
Diluted	670	652	663	651

(a) In periods prior to the conversion of our 5.75% Series A Mandatory Convertible Preferred Stock to shares of our Class B Common Stock on April 1, 2024, diluted net earnings (loss) per common share ("EPS") excludes the effect of its assumed conversion since it would have been antidilutive. As a result, in the calculations of diluted EPS the weighted average number of diluted shares outstanding do not include the assumed issuance of shares upon conversion of preferred stock, and preferred stock dividends recorded for the nine months ended September 30, 2024 of $14 million and for the three and nine months ended September 30, 2023 of $14 million and $43 million, respectively, are deducted from net earnings (loss) from continuing operations and net earnings (loss).

8

Q3 2024 EARNINGS – FINANCIAL STATEMENTS

PARAMOUNT GLOBAL AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions, except per share amounts)

	At September 30, 2024	At December 31, 2023
ASSETS		
Current Assets:		
Cash and cash equivalents	$ 2,443	$ 2,460
Receivables, net	6,327	7,115
Programming and other inventory	1,664	1,414
Prepaid expenses and other current assets	1,484	1,677
Current assets of discontinued operations	7	37
Total current assets	11,925	12,703
Property and equipment, net	1,545	1,666
Programming and other inventory	13,948	13,851
Goodwill	10,508	16,516
Intangible assets, net	2,450	2,589
Operating lease assets	1,029	1,183
Deferred income tax assets, net	1,387	1,242
Other assets	3,458	3,793
Total Assets	$ 46,250	$ 53,543
LIABILITIES AND STOCKHOLDERS' EQUITY		
Current Liabilities:		
Accounts payable	$ 826	$ 1,100
Accrued expenses	1,954	2,104
Participants' share and royalties payable	2,485	2,702
Accrued programming and production costs	1,697	1,842
Deferred revenues	824	746
Debt	125	1
Other current liabilities	1,443	1,161
Total current liabilities	9,354	9,656
Long-term debt	14,495	14,601
Participants' share and royalties payable	1,254	1,394
Pension and postretirement benefit obligations	1,322	1,337
Deferred income tax liabilities, net	35	503
Operating lease liabilities	1,076	1,256
Program rights obligations	208	204
Other liabilities	1,431	1,542
Commitments and contingencies		
Paramount stockholders' equity:		
5.75% Series A Mandatory Convertible Preferred Stock, par value $.001 per share; 25 shares authorized; 10 (2023) shares issued	—	—
Class A Common Stock, par value $.001 per share; 55 shares authorized; 41 (2024 and 2023) shares issued	—	—
Class B Common Stock, par value $.001 per share; 5,000 shares authorized; 1,129 (2024) and 1,115 (2023) shares issued	1	1
Additional paid-in capital	33,364	33,210
Treasury stock, at cost; 503 (2024 and 2023) shares of Class B Common Stock	(22,958)	(22,958)
Retained earnings	7,745	13,829
Accumulated other comprehensive loss	(1,524)	(1,556)
Total Paramount stockholders' equity	16,628	22,526
Noncontrolling interests	447	524
Total Equity	17,075	23,050
Total Liabilities and Equity	$ 46,250	$ 53,543

9

Q3 2024 EARNINGS – FINANCIAL STATEMENTS PARAMOUNT GLOBAL AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited; in millions) Nine Months Ended September 30 2024 2023 Operating Activities: $ (5,927) $ (1,093) Net loss (Paramount and noncontrolling interests) 14 166 Less: Net earnings from discontinued operations, net of tax (5,941) (1,259) Net loss from continuing operations Adjustments to reconcile net loss from continuing operations to net cash flow provided by (used for) operating activities from continuing operations: 1,118 2,371 Programming charges 297 310 Depreciation and amortization 6,100 — Impairment charges (622) (592) Deferred tax benefit 175 131 Stock-based compensation 4 (168) (Gain) loss from investments 228 259 Equity in loss of investee companies, net of tax and distributions (775) (1,226) Change in assets and liabilities 584 (174) Net cash flow provided by (used for) operating activities from continuing operations — 205 Net cash flow provided by operating activities from discontinued operations 584 31 Net cash flow provided by operating activities Investing Activities: Investments (248) (184) Capital expenditures (151) (213) Other investing activities 34 56 (365) (341) Net cash flow used for investing activities from continuing operations 48 (3) Net cash flow provided by (used for) investing activities from discontinued operations (317) (344) Net cash flow used for investing activities Financing Activities: — 45 Proceeds from issuance of debt — (239) Repayment of debt (29) (43) Dividends paid on preferred stock (102) (351) Dividends paid on common stock (21) (21) Payment of payroll taxes in lieu of issuing shares for stock-based compensation (120) (97) Payments to noncontrolling interests (26) (38) Other financing activities (298) (744) Net cash flow used for financing activities 14 (24) Effect of exchange rate changes on cash and cash equivalents (17) (1,081) Net decrease in cash and cash equivalents Cash and cash equivalents at beginning of year 2,460 2,885 $ 2,443 $ 1,804 Cash and cash equivalents at end of period 10

Q3 2024 EARNINGS – Supplemental Disclosures SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Unaudited; in millions, except per share amounts) Results for the three and nine months ended September 30, 2024 and 2023 included certain items identified as affecting comparability. Adjusted operating income before depreciation and amortization (“Adjusted OIBDA”), adjusted earnings from continuing operations before income taxes, adjusted provision for income taxes, adjusted net earnings from continuing operations attributable to Paramount, adjusted diluted EPS from continuing operations, and adjusted effective income tax rate (together, the “adjusted measures”) exclude the impact of these items and are measures of performance not calculated in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP” or “GAAP”). We use these measures to, among other things, evaluate our operating performance. These measures are among the primary measures used by management for planning and forecasting of future periods, and they are important indicators of our operational strength and business performance. In addition, we use Adjusted OIBDA to, among other things, value prospective acquisitions. We believe these measures are relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by our management; provide a clearer perspective on our underlying performance; and make it easier for investors, analysts and peers to compare our operating performance to other companies in our industry and to compare our year- over-year results. Because the adjusted measures are measures of performance not calculated in accordance with U.S. GAAP, they should not be considered in isolation of, or as a substitute for, operating income (loss), earnings (loss) from continuing operations before income taxes, (provision for) benefit from income taxes, net earnings (loss) from continuing operations attributable to Paramount, diluted EPS from continuing operations, and effective income tax rate, as applicable, as indicators of operating performance. These measures, as we calculate them, may not be comparable to similarly titled measures employed by other companies. The following tables reconcile the adjusted measures to their most directly comparable financial measures in accordance with U.S. GAAP. The tax impacts on the items identified as affecting comparability in the tables below have been calculated using the tax rate applicable to each item. Three Months Ended September 30 Nine Months Ended September 30 Three Months Ended September 30 $ IN MILLIONS 2024 2023 2024 2023 2024 2023 $ B/(W) % Revenue $ 4,298 $ 4,567 $ (269) (6) % Operating income (loss) (GAAP) $ 337 $ 621 $ (5,398) $ (855) ▪ Advertising 1,666 1,703 (37) (2) Depreciation and amortization 96 105 297 310 (a) ▪ Affiliate and subscription 1,872 2,004 (132) (7) Programming charges — — 1,118 2,371 (a) ▪ Licensing and other 760 860 (100) (12) Impairment charges 104 — 6,100 — Expenses 3,362 3,418 56 2 (a) 321 (10) 595 44 Restructuring and transaction-related costs Adjusted OIBDA $ 936 $ 1,149 $ (213) (19) % Adjusted OIBDA (Non-GAAP) $ 858 $ 716 $ 2,712 $ 1,870 Nine Months Ended September 30 $ IN MILLIONS (a) See notes on the following tables for additional information on items affecting comparability. 2024 2023 $ B/(W) % Revenue $ 13,800 $ 14,917 $ (1,117) (7) % ▪ Advertising 5,981 5,905 76 1 ▪ Affiliate and subscription 5,778 6,082 (304) (5) ▪ Licensing and other 2,041 2,930 (889) (30) Expenses 10,401 11,268 867 8 Adjusted OIBDA $ 3,399 $ 3,649 $ (250) (7) % 11 Source: Nielsen Media Research

Q3 2024 EARNINGS – Supplemental Disclosures SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Continued) (Unaudited; in millions, except per share amounts) Three Months Ended September 30, 2024 Net Earnings (Loss) Earnings from from Continuing Diluted EPS from Continuing Operations Continuing Operations Before Provision for Attributable to Income Taxes Income Taxes Paramount Operations (c) Reported (GAAP) $ 120 $ (45) $ (4) $ (.01) Items affecting comparability: (a) Impairment charges 104 (26) 78 .12 (b) Restructuring and transaction-related costs 321 (66) 255 .38 — Discrete tax items — (2) (2) (c) Adjusted (Non-GAAP) $ 545 $ (139) $ 327 $ .49 (a) Reflects a charge to reduce the carrying values of FCC licenses to their estimated fair values. (b) Reflects severance charges associated with streamlining our organization and the exit of our CEO, and costs related to the Skydance transactions. (c) The reported effective income tax rate for the three months ended September 30, 2024 was 37.5% and the adjusted effective income tax rate, which is calculated as the adjusted provision for income taxes of $139 million divided by adjusted earnings from continuing operations before income taxes of $545 million, was 25.5%. These adjusted measures exclude the items affecting comparability FBI described above. Three Months Ended September 30, 2023 Net Earnings from Earnings from Continuing Continuing Operations Diluted EPS from Operations Before Provision for Attributable to Continuing Income Taxes Income Taxes Paramount Operations (c) Reported (GAAP) $ 376 $ (40) $ 247 $ .36 Items affecting comparability: (a) Transaction-related costs (10) 3 (7) (.01) (b) Discrete tax items — (33) (33) (.05) (c) Adjusted (Non-GAAP) $ 366 $ (70) $ 207 $ .30 (a) Reflects a benefit from an insurance recovery related to stockholder litigation associated with the 2019 merger of Viacom Inc. (‘Viacom”) and CBS Corporation (“CBS”). (b) Primarily reflects the benefit from guidance issued in the third quarter of 2023 by the Internal Revenue Service (“IRS”) that resulted in additional foreign taxes from 2022 being eligible for a foreign tax credit, and amounts realized in connection with the filing of our tax returns in certain international jurisdictions. Three Months Ended September 30 $ IN MILLIONS (c) The reported effective income tax rate for the three months ended September 30, 2023 was 10.6% and the adjusted effective income tax 2024 2023 $ B/(W) % rate, which is calculated as the adjusted provision for income taxes of $70 million divided by adjusted earnings from continuing operations before income taxes of $366 million, was 19.1%. These adjusted measures exclude the items affecting comparability Revenue $ 4,298 $ 4,567 $ (269) (6) % described above. ▪ Advertising 1,666 1,703 (37) (2) ▪ Affiliate and subscription 1,872 2,004 (132) (7) ▪ Licensing and other 760 860 (100) (12) Expenses 3,362 3,418 56 2 Adjusted OIBDA $ 936 $ 1,149 $ (213) (19) % Nine Months Ended September 30 $ IN MILLIONS 2024 2023 $ B/(W) % Revenue $ 13,800 $ 14,917 $ (1,117) (7) % ▪ Advertising 5,981 5,905 76 1 ▪ Affiliate and subscription 5,778 6,082 (304) (5) ▪ Licensing and other 2,041 2,930 (889) (30) Expenses 10,401 11,268 867 8 Adjusted OIBDA $ 3,399 $ 3,649 $ (250) (7) % 12 Source: Nielsen Media Research

Q3 2024 EARNINGS – Supplemental Disclosures SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Continued) (Unaudited; in millions, except per share amounts) Nine Months Ended September 30, 2024 Net Earnings Earnings (Loss) (Loss) from from Continuing Continuing Operations Benefit from Operations Diluted EPS from Before Income (Provision for) Attributable to Continuing Taxes Income Taxes Paramount Operations (e) (f) Reported (GAAP) $ (6,062) $ 342 $ (5,980) $ (9.04) Items affecting comparability: (a) 1.27 Programming charges 1,118 (275) 843 (b) Impairment charges 8.61 6,100 (375) 5,725 (c) Restructuring and transaction-related costs .71 595 (121) 474 Loss from investment (1) 3 — 4 (d) Discrete tax items — 47 47 .07 Impact of antidilution — — — ..03 (e) (f) $ 1.65 Adjusted (Non-GAAP) $ 1,755 $ (383) $ 1,112 (a) In connection with our strategic decision to focus on content with mass global appeal, we decided to rationalize original content on our FBI streaming services, especially internationally, and improve the efficiency of our linear network programming. As a result, we reviewed our expansive global content portfolio and removed select content from our platforms. In addition, we decided not to move forward with certain titles and therefore abandoned some development projects and terminated certain programming agreements. Accordingly, we recorded programming charges relating to these actions. (b) Reflects a goodwill impairment charge for our Cable Networks reporting unit of $5.98 billion, as well as charges totaling $119 million to reduce the carrying values of FCC licenses to their estimated fair values. (c) Consists of severance costs associated with streamlining our organization and the exit of our former CEO; the impairment of lease assets; and costs related to the Skydance transactions. (d) Primarily attributable to the establishment of a valuation allowance on a deferred tax asset that is not expected to be realized because of a reduction in our deferred tax liabilities caused by the second quarter goodwill impairment charge. This impact was partially offset by amounts realized in connection with the filing of our tax returns in certain international jurisdictions. (e) The reported effective income tax rate for the nine months ended September 30, 2024 was 5.6% and the adjusted effective income tax rate, which is calculated as the adjusted provision for income taxes of $383 million divided by adjusted earnings from continuing operations before income taxes of $1.76 billion, was 21.8%. These adjusted measures exclude the items affecting comparability described above. (f) For the nine months ended September 30, 2024, the weighted average number of common shares outstanding used in the calculation of reported diluted EPS from continuing operations is 663 million and in the calculation of adjusted diluted EPS from continuing operations is 665 million. The dilutive impact was excluded in the calculation of reported diluted EPS from continuing operations because it would have been antidilutive since we reported a net loss from continuing operations. Three Months Ended September 30 $ IN MILLIONS 2024 2023 $ B/(W) % Revenue $ 4,298 $ 4,567 $ (269) (6) % ▪ Advertising 1,666 1,703 (37) (2) ▪ Affiliate and subscription 1,872 2,004 (132) (7) ▪ Licensing and other 760 860 (100) (12) Expenses 3,362 3,418 56 2 Adjusted OIBDA $ 936 $ 1,149 $ (213) (19) % Nine Months Ended September 30 $ IN MILLIONS 2024 2023 $ B/(W) % Revenue $ 13,800 $ 14,917 $ (1,117) (7) % ▪ Advertising 5,981 5,905 76 1 ▪ Affiliate and subscription 5,778 6,082 (304) (5) ▪ Licensing and other 2,041 2,930 (889) (30) Expenses 10,401 11,268 867 8 Adjusted OIBDA $ 3,399 $ 3,649 $ (250) (7) % 13 Source: Nielsen Media Research

Q3 2024 EARNINGS – Supplemental Disclosures SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Continued) (Unaudited; in millions, except per share amounts) Nine Months Ended September 30, 2023 Net Earnings Earnings (Loss) (Loss) from from Continuing Continuing Operations Benefit from Operations Diluted EPS from Before Income (Provision for) Attributable to Continuing Taxes Income Taxes Paramount Operations (e) Reported (GAAP) $ (1,436) $ 436 $ (1,288) $ (2.04) Items affecting comparability: (a) Programming charges 2,371 (582) 1,789 2.74 (b) Restructuring and transaction-related costs 44 (11) 33 .05 (c) Gain from investment (168) 60 (108) (.16) (d) Discrete tax items — (67) (67) (.11) (e) Adjusted (Non-GAAP) $ 811 $ (164) $ 359 $ .48 (a) Comprised of programming charges recorded in connection with the integration of Showtime into Paramount+ and initiatives to rationalize and right-size our international operations to align with our streaming strategy and close or globalize certain of our international channels. These initiatives resulted in a change in strategy for certain content, which led to content being removed from our platforms or FBI abandoned, the write-off of development costs, distribution changes, and termination of programming agreements. (b) Consists of severance costs associated with the implementation of initiatives to transform and streamline our operations following our 2022 operating segment realignment and as we integrated Showtime into Paramount+ and a benefit from an insurance recovery related to stockholder litigation associated with the 2019 merger of Viacom and CBS. (c) Reflects a gain recognized on our retained interest in Viacom18 following the discontinuance of equity method accounting resulting from the dilution of our interest from 49% to 13%. (d) Primarily reflects tax benefits from the resolution of an income tax matter in a foreign jurisdiction, guidance issued in the third quarter of 2023 by the IRS that resulted in additional foreign taxes from 2022 being eligible for a foreign tax credit, and amounts realized in connection with the filing of our tax returns in certain international jurisdictions. (e) The reported effective income tax rate for the nine months ended September 30, 2023 was 30.4% and the adjusted effective income tax rate, which is calculated as the adjusted provision for income taxes of $164 million divided by adjusted earnings from continuing operations before income taxes of $811 million, was 20.2%. These adjusted measures exclude the items affecting comparability described above. Three Months Ended September 30 $ IN MILLIONS 2024 2023 $ B/(W) % Revenue $ 4,298 $ 4,567 $ (269) (6) % ▪ Advertising 1,666 1,703 (37) (2) ▪ Affiliate and subscription 1,872 2,004 (132) (7) ▪ Licensing and other 760 860 (100) (12) Expenses 3,362 3,418 56 2 Adjusted OIBDA $ 936 $ 1,149 $ (213) (19) % Nine Months Ended September 30 $ IN MILLIONS 2024 2023 $ B/(W) % Revenue $ 13,800 $ 14,917 $ (1,117) (7) % ▪ Advertising 5,981 5,905 76 1 ▪ Affiliate and subscription 5,778 6,082 (304) (5) ▪ Licensing and other 2,041 2,930 (889) (30) Expenses 10,401 11,268 867 8 Adjusted OIBDA $ 3,399 $ 3,649 $ (250) (7) % 14 Source: Nielsen Media Research

Q3 2024 EARNINGS – Supplemental Disclosures SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Continued) (Unaudited; in millions) Free Cash Flow Free cash flow is a non-GAAP financial measure. Free cash flow reflects our net cash flow provided by (used for) operating activities from continuing operations less capital expenditures. We deduct capital expenditures when we calculate free cash flow because investment in capital expenditures is a use of cash that is directly related to our operations. Our net cash flow provided by (used for) operating activities from continuing operations is the most directly comparable U.S. GAAP financial measure. Management believes free cash flow provides investors with an important perspective on the cash available to us to service debt, pay dividends, make strategic acquisitions and investments, maintain our capital assets, satisfy our tax obligations, and fund ongoing operations and working capital needs. We believe the presentation of free cash flow is relevant and useful for investors because it allows investors to evaluate the cash generated from our underlying operations in a manner similar to the method used by management. Free cash flow is one of the quantitative performance metrics used in determining our annual incentive compensation awards. In addition, free cash flow is a primary measure used externally by our investors, analysts and industry peers for purposes of valuation and comparison of our operating performance to other companies in our industry. FBI As free cash flow is not a measure calculated in accordance with U.S. GAAP, free cash flow should not be considered in isolation of, or as a substitute for, either net cash flow provided by (used for) operating activities from continuing operations as a measure of liquidity or net earnings (loss) as a measure of operating performance. Free cash flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies. The following table presents a reconciliation of our net cash flow provided by (used for) operating activities from continuing operations to free cash flow. Three Months Ended Nine Months Ended September 30 September 30 2024 2023 2024 2023 Net cash flow provided by (used for) operating activities from continuing operations (GAAP) $ 265 $ 450 $ 584 $ (174) Capital expenditures (51) (73) (151) (213) Free cash flow (Non-GAAP) $ 214 $ 377 $ 433 $ (387) Three Months Ended September 30 $ IN MILLIONS 2022 2021 $ B/(W) % Revenue $ 4,948 $ 5,220 $ (272) (5) % ▪ Advertising 1,973 2,039 (66) (3) ▪ Affiliate and subscription 2,000 2,108 (108) (5) ▪ Licensing and other 975 1,073 (98) (9) Expenses 3,717 3,835 118 3 Adjusted OIBDA $ 1,231 $ 1,385 $ (154) (11) % Nine Months Ended September 30 $ IN MILLIONS 2022 2021 $ B/(W) % Revenue $ 15,849 $ 16,432 $ (583) (4) % ▪ Advertising 6,668 7,230 (562) (8) ▪ Affiliate and subscription 6,156 6,303 (147) (2) ▪ Licensing and other 3,025 2,899 126 4 Expenses 11,694 11,778 84 1 Adjusted OIBDA $ 4,155 $ 4,654 $ (499) (11) % 15 Source: Nielsen Media Research